EXHIBIT 5

                        Venable, Baetjer and Howard, LLP
                      1800 Mercantile Bank & Trust Building
                                 2 Hopkins Plaza
                            Baltimore, Maryland 21201

                                  July 9, 1998



Monterey Homes Corporation
6613 North Scottsdale Road, Suite 200
Scottsdale, Arizona  85250

       Re:  Registration Statement on Form S-3 relating to
            2,509,660 Shares of the Common Stock of Monterey Homes Corporation
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Ladies and Gentlemen:

         We have acted as special Maryland law counsel to Monterey Homes Corporation, a Maryland corporation (the "Company"), in connection with a registration statement on Form S-3 of the Company (as the same may be amended from time to time, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933. The Registration Statement relates to an aggregate of 2,509,662 shares (the "Shares") of the Common Stock, par value $0.01 per share, of the Company ("Common Stock") to be sold by certain stockholders (the "Selling Stockholders"), as described in the Registration Statement. The Shares consist of (i) 1,787,937 shares of Common Stock currently outstanding (the "Outstanding Shares"); (ii) 43,946 shares of Common Stock underlying currently outstanding warrants (the "Warrant Shares"); (iii) 177,778 shares of Common Stock which the Company is contractually obligated to issue to the Selling Stockholders in two installments on or as soon as practicable after January 1, 1999 (88,888 Shares) and January 1, 2000 (88,890 Shares) (the "Contingent Shares"); and (iv) an aggregate of 500,001 shares of Common Stock underlying stock options granted to the Selling Shareholders (the "Option Shares").

         In connection with the opinion set forth herein, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation, as amended, of the Company, as currently in effect;
(iii) the Bylaws, as amended, of the Company, as currently in effect; (iv) certain resolutions of the Board of Directors of the Company relating to the Shares and Certificates of the Secretary of the Company relating to such resolutions; and (v) such other documents as we have deemed necessary or appropriate as a basis for such opinions. In our examination, we have assumed
without  independent  verification  the  genuineness  of  all  signatures,   the
authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to
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us as certified or photostatic  copies and the  authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied solely upon statements and representations of officers and other representatives of the Company and others, including, without limitation, the Secretary's Certificates referred to in clause (iv) of the first sentence of this paragraph.

         Based upon the foregoing, we are of the opinion that:

         (1) The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         (2) The Warrant Shares, when issued and paid for in accordance with the terms of the Warrant Agreement filed as Exhibit 10.8 to the Registration
Statement and of the Assumption Agreement filed as Exhibit 10.9 to the Registration Statement, will be validly issued, fully paid and nonassessable.

         (3) The Contingent Shares, when issued in accordance with the Escrow and Contingent Stock Agreement filed as Exhibit 10.7 to the Registration Statement, will be validly issued, fully paid and nonassessable.

         (4) The Option Shares, when issued and paid for in accordance with the Stock Option Agreements filed as Exhibits 10.1, 10.2 and 10.3 to the Registration Statement, as applicable, will be validly issued, fully paid and nonassessable.

         This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. This opinion is limited to the laws of the State of Maryland (without regard to the principles of conflicts of laws thereof) and is based upon and limited to such laws and regulations in effect as of the date hereof. We assume no obligation to update the opinion set forth herein.

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement.


                                      Very truly yours,

                                      /s/ VENABLE, BAETJER AND HOWARD, LLP
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